CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated April 14, 2015 with respect to the audited consolidated financial statements of DNA Testing Centers Corp. for the periods ended December 31, 2014 and 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 6, 2015